                                                                    Exhibit 10.1

                      AGREEMENT FOR THE SALE AND PURCHASE
                                OF THE STOCK OF
                              R & A BENDER, INC.
                           AND REAL ESTATE OWNED BY
                          R & A BENDER PROPERTY, LTD.
                         KNOWN AS THE BENDER LANDFILL

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

RECITALS...................................................................... 1


ARTICLE I ACQUISITION; CLOSING................................................ 2


ARTICLE II TITLE INSURANCE...................................................  7


ARTICLE III REPRESENTATIONS AND WARRANTIES
 OF THE SELLERS............................................................... 8


ARTICLE IV REPRESENTATIONS AND WARRANTIES
 OF THE PURCHASER............................................................ 22


ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS................................... 22


ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER................................ 24


ARTICLE VII CONDITIONS OF PURCHASER.......................................... 27


ARTICLE VIII CONDITIONS OF SELLERS........................................... 28


ARTICLE IX INDEMNIFICATION................................................... 28


ARTICLE X OTHER PROVISIONS................................................... 31

                                   SCHEDULES

R.1            Legal Description of Property

1.4            Description of Assets to be Transferred

1.5            Description of the Excluded Assets


1.7(a)(iii)    Form of Stock Warrant (including antidilution and registration language along with substantive provisions of warrant, including time for exercise)

1.7(b)(i)      List of certificates of deposit and cash collateral held by indemnity company/companies which will result in an increase in the Purchase Price

1.7(c)         Form of Escrow Agreement to be executed at Closing

1.8(d)(i)      List of Stockholders who will receive
               Employment Agreements

1.8(d)(ii)     Form of Employment Agreement

1.8(e)         Form of Garage Lease

1.8(f)(i)      Description of the Evergreen National Indemnity Company bond

1.8(f)(i)(B)   List of Evergreen Bond Guarantors

1.8(f)(ii)     List of guaranteed Company indebtedness along with a list of the guaranteeing Stockholders and their pledged assets which need to be released

1.9(g)         List of DEP Permits and Licenses

2.2            List of Permitted Exceptions

3.2            Description of Shareholder's Agreement

3.3            List of Material Documents

3.4            List of Personal Property

3.5            Customer List

3.6            Real Property Interests

3.6(a)         List of exceptions to governmental compliance

3.6(b)         List of exceptions to lawful use of the Property

3.6(c) List of exceptions to conduct at Property in compliance with Applicable Laws

3.6(e) List of exceptions to litigation or administrative proceedings for violation of environmental laws

3.6(f)         Definition of "Hazardous Materials" and Disclosed Environmental
               Conditions

3.6(h)         Wetlands

3.6(i) List of exceptions to mechanic's lienable work and mechanic's liens

3.6(k) List of exceptions to proceedings which would affect use of the Property

3.7(a) List of Company's Leased Personalty and Permitted Company Asset Encumbrances

3.9(a)(ii)     List of exceptions to liabilities arising since the Most Recent
               Balance Sheet and not occurring in the ordinary course of business

3.9(c)         List of Liabilities and Accounts Receivable

3.10           Fiscal Condition of Company

3.12           List of Insurance Policies, etc.

3.13(a) List of Employment Agreements Not Terminable Without Penalty On Notice of Two Weeks or Less

3.13(b)        Employee Information

3.13(c)        List of Employee Benefit Plans, Funds or Programs

3.14(a) List of exceptions to Company's operation in compliance with laws, etc.

3.14(b)        List of exceptions relating to environmental issues and liability

3.14(c)        List of Notices of Violation

3.14(e)        Exceptions to Approvals

3.16           List of exceptions to right of Company to enter this Agreement

3.19           Investments in Competing Companies

3.22           List of Litigation

5.6 Proration of Closing Costs on the Property (real estate taxes, transfer taxes, roll-back taxes, etc.)

10.2           Existing non-disclosure letter

10.6(b)        Notice Address for Sellers' Representative

                      AGREEMENT FOR THE SALE AND PURCHASE
                           OF STOCK AND REAL ESTATE

          This Agreement for the Sale and Purchase of Stock and Real Estate ("Agreement") is made as of December 2, 1996, by and between RICHARD G. BENDER, SR., ALICE L. FIELDS BENDER, RICHARD G. BENDER, JR., KAREN L. BENDER, TERESA A. BENDER MILLER, LYNETTA K. BENDER MOWERY, STEPHEN R. BENDER, JEFFREY L. BENDER, DOUGLAS R. BENDER, (collectively referred to as the "Stockholders"), and R & A BENDER PROPERTY, LTD., a Pennsylvania limited partnership ("Partnership") (Stockholders and Partnership may sometimes hereinafter be collectively referred to as "Sellers"), on the one hand, and EASTERN ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Purchaser"), on the other hand.

                                   RECITALS

          WHEREAS, the Stockholders are the owners of all of the outstanding shares of stock ("Company Shares") of R & A Bender, Inc., a Pennsylvania corporation ("Company"), which Company is in the business of operating a landfill in or about Harrisburg, Pennsylvania, known as the Bender Landfill and operating a related hauling business; and

          WHEREAS, the Partnership owns the "Property" (hereinafter defined). The term "Property" shall mean those certain tracts of land located in the Township of Greene, County of Franklin, Commonwealth of Pennsylvania, known as the Bender Landfill and containing approximately 280 acres, as more fully described on Schedule R.1 attached hereto and incorporated herein by reference, together with the buildings and improvements thereon, if any (collectively, the "Property"). For purposes of this Agreement, "Property" shall also include (i) all of the Partnership's right, title and interest in and to all easements, rights-of-way, privileges and appurtenances thereto, (ii) all of the Partnership's right, title and interest in and to the beds of all streets, roads, avenues or highways, open or proposed, abutting the Property, (iii) all of the Partnership's right, title and interest, if any, in and to any award in condemnation, or damages of any kind, to which the Partnership may have become entitled or may hereafter be entitled, by reason of any exercise of the power of eminent domain with respect to the Property or any other right, title or interest to be sold hereunder or any part thereof, and (iv) all of the Partnership's right, title and interest in and to all surveys, architectural and engineering plans, specifications, drawings, reports, etc., if any, presently existing or hereafter prepared, with respect to the Property; and

          WHEREAS, the Company operates its business at the Property, except for the garage activity of the business which is located at a property (the "Pleasant Hall Property") near the village of Pleasant Hall in Letterkenny Township, Franklin County, Pennsylvania; and

          WHEREAS, the Purchaser desires to purchase all of the Company Shares and acquire the Company as well as acquire legal title to the Property, the Stockholders desire to sell all of the Company Shares and sell the Company and the Partnership desires to sell the Property, all subject to the terms and conditions contained herein.

                                   ARTICLE I

                             Acquisition; Closing
                             --------------------

     Section 1.1  Incorporation of Recitals.  The recitals set forth above
                  -------------------------
are incorporated herein by reference and are a part of this Agreement.

     Section 1.2  Time and Place for Closing.  Closing under this Agreement
                  --------------------------
shall take place on or before December 2, 1996, time being of the essence, at the offices of Sellers' counsel, McNees, Wallace & Nurick at 100 Pine Street, Harrisburg, Pennsylvania, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

     Section 1.3  Agreement to Sell Stock of Company.  At the Closing the
                  ----------------------------------
Stockholders agree to transfer and deliver to Purchaser all the Company Shares and Purchaser agrees to purchase the Company Shares.

     Section 1.4  Description of Company Assets.  The assets, properties
                  -----------------------------
and contractual rights of the Company which the Purchaser will acquire through ownership of the Company Shares include those described in Schedule 1.4 attached hereto (the "Company Assets").

     Section 1.5  Excluded Assets.  The parties agree that the only
                  ---------------
tangible and intangible property owned by the Company and not being sold to the Purchaser are those items described in Schedule 1.5 attached hereto (the "Excluded Assets").

     Section 1.6  Property.  Upon the terms and subject to the conditions
                  --------
set forth in this Agreement, at the Closing, Partnership agrees to grant, convey, sell, transfer and assign to Purchaser the Property.

     Section 1.7  Consideration.  The aggregate purchase price (the "Purchase
                  -------------
Price") for the Company Shares and the Property which the Purchaser agrees to pay and the Stockholders and the Partnership collectively agree to accept at the Closing shall be calculated as follows but shall be subject to a post-Closing adjustment pursuant to Section 1.7(c) hereof:

             (a) (i) $13,500,000 (subject to adjustment as hereinafter provided) payable by federal wire transfer at Closing to a collective account (the "Collective Account") for all Sellers established by the "Sellers' Representative" (hereafter defined) for the Stockholders and the Partnership ("Cash Purchase Price"); (ii) restricted (subject to the terms and conditions of Sections 5.1 and 6.2 of this Agreement) common stock of the Purchaser having a market value of $1,000,000 (the "Consideration Stock") based on the closing share price of the Purchaser's common stock ten days prior to closing or, if there is no closing share price on such day, then on the first preceding day for which there is a closing share price, delivered to Sellers' Representative in separate share certificates, each in the names and for the amounts set forth in a Certificate to be executed by the Sellers and delivered by Sellers to Purchaser at Closing; and (iii) stock warrants for 50,000 shares of the common stock of the Purchaser (the "Warrants") having a per share exercise price as of the date this Agreement has been fully executed and in the form of warrant attached hereto as Schedule 1.7(a)(iii), which form of warrant shall provide the substantive terms and provisions thereof including, but not limited to, time for exercise thereof and anti-dilution provisions, delivered to Sellers' Representative in separate warrants, each in the names and for the warrant shares set forth in Exhibit A attached to Schedule 1.7(a)(iii). Four Million Dollars ($4,000,000) of the Purchase Price shall be allocated to the Property, and the balance of the Purchase Price shall be allocated to the Company Shares.

             (b) The Purchase Price shall be subject to adjustment (with the net adjustment being made to the cash portion described in Section 1.7(a)(i)) as follows:

                  (i) Increased or decreased, as the case may be, by the amount by which (i) current assets, including those certificates of deposit and cash escrows which (A) are owned by the Company, (B) are held by an indemnity company or companies or governmental units as collateral, (C) are listed on
Schedule 1.7(b)(i) hereof and (D) will, after Closing, belong to the Purchaser as the sole owner of the Company Shares, exceeds or is exceeded by, respectively, the sum of (ii) current liabilities of the Company, including deferred revenue, and (iii) long-term debt of the Company (exclusive of deferred closure fund liability);

                  (ii) Decreased by a bad debt reserve with respect to the Company's accounts receivable in existence on the date of Closing, which bad debt reserve shall be equal to the total of (A) five (5%) percent of all accounts receivable outstanding for twenty nine (29) days or less, (B) ten (10%) percent of all accounts receivable outstanding for between thirty (30) days and fifty nine (59) days, (C) twenty (20%) percent of all accounts receivable outstanding for between sixty (60) days and eighty nine (89) days, and (D) ninety (90%) percent of all accounts receivable outstanding for ninety (90) days or more ("Bad Accounts Reserve").

                  (iii) Increased by the sum of costs incurred to third parties since January 1, 1996, for the construction of the expansion area and related facilities at the Property (it being understood that some such costs which have been incurred have not been paid by the date of Closing and such unpaid costs will be paid by the Company post-Closing, with Purchaser receiving an adjustment to the Purchase Price for the outstanding liability under 1.7(b)(i) above;

                  (iv) Increased or decreased, as the case may be, to reflect additions and deletions, respectively, in the revenue equipment as listed in the schedules previously submitted to Purchaser and such equipment on hand as of Closing (exclusive of the pay loader and backhoe which are to be excluded from the transaction); and

                  (v) Decreased or increased, as the case may be, by the amount by which the debt due the Stockholders at Closing exceeds or is exceeded by, respectively, $500,000. It is expressly understood that simultaneously with the Closing, the Company will repay all of the debt owed to the Stockholders, the Purchaser will not object thereto and, after Closing, all the Company's indebtedness to the Stockholders shall be deemed to have been fully satisfied.

             (c) The calculation of the adjustments to the Purchase Price, as provided for in Section 1.7(b) hereof, shall initially be made as of the close of business on the Saturday immediately preceding Closing. At Closing, all adjustments to the Purchase Price made pursuant to Section 1.7(b) hereof, shall be estimated and made subject to a post-Closing final reconciliation which shall occur no later than sixty (60) days after the date of Closing, except for the Accounts Receivable Adjustment described in the next sentence. One hundred eighty (180) days after Closing the following payments will be made by Purchaser to Sellers or by Sellers to Purchaser, as applicable, ("Accounts Receivable Adjustment"); (i) if the accounts receivable of the Company in existence at Closing ("Accounts Receivable") which are not collected are less than the Bad Accounts Reserve, Purchaser shall pay Sellers the amount equal to the Bad Accounts Reserve, less the actual uncollected Accounts Receivable; or (ii) if the Accounts Receivable which are not collected are greater than the Bad Accounts Reserve, Sellers shall pay Purchaser the amount equal to actual uncollected Accounts Receivable, less the Bad Accounts Reserve. Purchaser and the Sellers agree to cooperate with each other in order to determine all reconciliations set forth in this Section 1.7(c). The Sellers agree to reimburse the Purchaser for any overpayment and the Purchaser agrees to pay the Sellers the amount of any underpayment (by wiring same to the Collective Account) all as determined by said reconciliations. In order to secure the Sellers' obligation to reimburse the Purchaser for overpayment of the Purchase Price, if any, $100,000 of the Purchase Price shall be paid into escrow at Closing with the joint escrow agent named (i.e. McNees, Wallace & Nurick and Robert M. Kramer & Associates, P.C.) in the Escrow Agreement attached as Schedule 1.7(c), which the parties agree to execute at Closing. The $100,000 shall remain in the Escrow Account until final reconciliation of the amounts set forth in Section 1.7(b)(i) through (v). In order to secure the Sellers' obligation to pay Purchaser the Accounts Receivable Adjustment due, if the uncollected Accounts Receivable exceed the Bad Accounts Reserve, $25,000 of the Purchase Price shall remain in the Joint Escrow Account, until the final determination of the Accounts Receivable Adjustment. The Accounts Receivable Adjustment shall be determined within 195 days after Closing. The Purchaser shall convey to the Sellers all uncollected Accounts Receivable upon the Sellers payment to Purchaser of the Accounts Receivable Adjustment due to Purchaser.

             (d) The Purchase Price allocated to the Company Shares shall be paid to the Stockholders in accordance with their proportionate equity ownership in the Company and that allocated to the Property shall be paid to the partners of the Partnership in accordance with their proportionate equity ownership in the Partnership. At Closing, the Sellers' Representative shall certify such allocations to Purchaser, and Purchaser shall be entitled to rely thereon. Notwithstanding the foregoing, the Purchaser's only obligation with respect to the payment of the cash portion of the Purchase Price shall be to effect the wire transfer required by Section 1.7(a) hereof. The issuance of the Consideration Stock and the Warrants to the Sellers shall be subject to the procedure set forth in this Section 1.7(d).

     Section 1.8  Deliveries by Purchaser.   At the Closing,  Purchaser
                  ------------------------
shall deliver, all duly and properly executed (where applicable):

             (a) The payments due on the Closing Date, as provided in Section
1.7 above to be delivered to the Sellers;

             (b) A certified copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

             (c) A favorable opinion from counsel for Purchaser, dated the day of the Closing, to the effect that this Agreement has been duly and legally authorized by all necessary corporate action on the part of Purchaser, has been duly and legally executed and delivered by Purchaser, and is the valid, enforceable and binding Agreement of Purchaser, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally;

             (d) An Employment Agreement with those Stockholders listed on
Schedule 1.8(d)(i) attached hereto in the form and content of the Employment Agreement attached hereto as Schedule 1.8(d)(ii); and

             (e) A Lease (the "Lease") for the garages at the Pleasant Hall Property in the form and content of the Lease attached hereto as Schedule 1.8(e). Notwithstanding the foregoing, it is agreed that the Purchaser shall be entitled to substitute a subsidiary or other affiliate of Purchaser as the tenant under the Lease provided that the Purchaser guarantees the substituted tenant's obligations under the Lease.

             (f) Evidence, to the reasonable satisfaction of the Sellers, that:

                  (i) with respect to that indemnity bond posted by Evergreen National Indemnity Company which is more particularly described in Schedule 1.8(f)(i) attached hereto and incorporated herein by reference (the "Evergreen Bond"), either:

                       A) Purchaser shall have posted or caused the posting of an indemnity bond in substitution of the Evergreen Bond such that the Evergreen Bond shall be released; or

                       B) Purchaser shall have arranged for the release of those guarantors of the Evergreen Bond listed on Schedule 1.8(f)(i)(B) attached hereto and incorporated herein by reference so that they no longer serve as guarantors of the Evergreen Bond.

Purchaser agrees to use its reasonable efforts to obtain the commitment of Evergreen National Indemnity Company to maintain the confidentiality of this transaction as to third parties, prior to negotiating the above arrangements.

                  (ii) Purchaser shall have obtained the unconditional release of the guarantees of those Stockholders and of those assets of those Stockholders which currently secure indebtedness of the Company, all as described on Schedule 1.8(f)(ii) attached hereto and incorporated herein by reference.


     Section 1.9  Deliveries by Sellers. At the Closing, the Sellers shall
                  ---------------------
deliver, all duly executed, the following:

             (a) The Stockholders shall deliver to Purchaser duly executed certificates in valid form evidencing all of the Company Shares, duly endorsed to Purchaser or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser or, if not executed in the presence of authorized representatives of Purchaser, then same shall be guaranteed by a brokerage house acceptable to the Purchaser (the certificates and stock powers referred to in this Section 1.9(a) are collectively referred to as the "Endorsed Certificates or Stock Powers");

             (b) Except as may be otherwise required by Purchaser, the written resignations of all officers and directors of the Company at the time of Closing;

             (c) A release from each Seller, in a form and content satisfactory to Purchaser, which provides that the Sellers are releasing the Company and the Purchaser from any and all claims, causes of action, debts and obligations whatsoever except any and all obligations of Purchaser arising under this Agreement;

             (d) Those Stockholders listed on Schedule 1.8(d)(i) attached hereto shall execute an Employment Agreement with Purchaser, in the form and content attached hereto as Schedule 1.8(d)(ii);

             (e) The Partnership shall execute the Lease in the form and content of the Lease attached hereto as Schedule 1.8(e).

             (f) The Sellers shall have delivered to Purchaser a current certificate of good standing for each of the Company and the Partnership from the Pennsylvania Secretary of State.

             (g) A favorable opinion from counsel for the Sellers, dated the date of the Closing, in form and substance satisfactory to counsel for Purchaser, to the effect (i) that this Agreement has been duly and legally authorized, executed and delivered by the Sellers and is the valid, enforceable and binding Agreement on the Sellers, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally, (ii) those permits and licenses issued by the DEP listed on Schedule 1.9(g) attached hereto and incorporated herein by reference are valid, have been duly issued and are in full force and effect, and (iii) the Company is a business corporation duly organized, validly existing and in a condition of good standing under the laws of the Commonwealth of Pennsylvania, and is authorized to do business therein.

             (h) The books and records of the Company, including, without limitation, all original financial and operating records, the corporate minute book, the corporate stock ledgers and title documents.

             (i) A Special Warranty Deed to the Property from the Partnership to the Company (the "Deed"), subject only to those title exceptions permitted under
Section 2.2 hereof (the "Permitted Exceptions");

             (j) Actual and physical possession of the Property, free and clear of any and all leases, tenancies and occupancies or claims therefor of any nature whatsoever, excepting only the "Permitted Exceptions" (hereinafter defined) and the rights of the Company.

             (k) A termination document, in form and substance reasonably satisfactory to the Purchaser, terminating the "Shareholder's Agreement" (hereinafter defined) and the rights and obligations of all parties thereto.

             (l) A Certification executed by the Sellers regarding their ownership of the Company Shares and certain other matters concerning the receipt of the Consideration Stock and Warrants under Rule 505 promulgated under the Securities Act of 1933.

                                  ARTICLE II

                                TITLE INSURANCE
                                ---------------

     Section 2.1  Owners Title Policy.  At Closing, Partnership shall
                  -------------------
furnish to Purchaser (at Purchaser's expense) with respect to the Property, an extended coverage owners policy of title insurance from First American Title Insurance Company (the "Title Company") in the amount of $4,000,000 and including comprehensive, access and contiguity endorsements, insuring title to the Property to be in fee simple in Company subject only to the Permitted Exceptions permitted by Section 2.2 hereof (the "Owners Policy").

     Section 2.2  Permitted Exceptions.  The Owners Policy shall insure
                  --------------------
Company's interest in the Property to be free and clear of all encumbrances and exceptions whatsoever except those listed on Schedule 2.2 attached hereto.

     Section 2.3  Survey.  The Sellers shall furnish Purchaser with a copy
                  ------
of any plan or survey they have in their possession relating to the Property and shall provide Purchaser with access to the Property, as is reasonably necessary, if Purchaser desires to have a survey performed at Purchaser's expense.

                                  ARTICLE III

                 Representations and Warranties of the Sellers
                 ---------------------------------------------

          With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, the Sellers each individually and jointly represent and warrant to Purchaser and make the following covenants for Purchaser's benefit. The Sellers represent and warrant that the representations and warranties contained in this Article III are true on the date hereof and shall be true on the Closing Date.

          Certain of the following representations and warranties are made "to Sellers' knowledge" or "to Sellers' actual knowledge." When so used, these phrases shall have the following meanings:

          "Seller's knowledge" shall mean "Seller's actual knowledge" (as hereinafter defined) together with that knowledge which the Sellers (or any one of the Sellers) would have acquired through the proper exercise of its/his/her duty, if any, to investigate the particular matter in question. Purchaser shall bear the burden of establishing the failure to properly exercise any such duty.

          "Seller's actual knowledge" shall mean the actual conscious awareness, without regard to any duty to investigate, of each and every one of the Sellers, including, in the case of the Partnership, every partner thereof and, in the case of R & A Bender Sanitary Landfill, Inc., every officer and shareholder thereof.

          Section 3.1  Organization and Standing.  The Company is a corporation
                       -------------------------
and the Partnership is a limited partnership, each duly organized, legally existing and in good standing under the laws of the state of its incorporation or formation, with full power and authority to own its properties and conduct its business as now being conducted. Neither the Company nor the Partnership owns any stock or interest in any other corporation, partnership, or other business organization.

          Section 3.2  Company Stock.  All of the authorized, issued, and
                       -------------
outstanding shares of capital stock and other securities of the Company are owned by the Stockholders, including without limitation equity securities, debt securities and options. The Stockholders are the only owners of the securities of the Company. The Company Shares each Seller owns are legally and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances of every kind and nature and are not subject to any agreement or instrument relating to the transfer, disposition or voting of such securities. There are no outstanding rights of any kind to acquire additional shares of any class from the Company nor has any person claimed any such rights. All of the outstanding shares of the Company's capital stock have been duly authorized, issued, and are fully and validly paid and non-assessable. Notwithstanding the foregoing, certain of the Company Shares are subject to that shareholders' agreement more particularly described in Schedule
3.2 attached hereto and incorporated herein by reference (the "Shareholders' Agreement") which, pursuant to Section 1.9(k) hereof, shall be terminated at or prior to Closing.

          Section 3.3  Contracts, Permits and Material Documents.  The items
                       -----------------------------------------
listed in Schedule 3.3 attached, are all of the following with respect to the Company ("Material Documents"): (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bond, mortgages, liens, pledges, and security agreements under which the Company is bound or under which the Company is a beneficiary (v) collective bargaining agreements,
(vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Company's businesses, including the license authorizing the Company to operate a landfill at the Property, and (viii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 3.5) which are binding on the Company or any of its property or pursuant to which the Company derives any material benefit or has imposed upon it any material detriment. For purposes of this
Section 3.3 a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $25,000 or more. The Material Documents listed on Schedule 3.3 are organized under subheadings for each of the different type of documents listed. Neither the Company nor, to Seller's knowledge, any person or party to the any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company is not a party to, and the Company's property is not bound by any agreement or instrument which is material to the continued conduct of its business operations as now being conducted or with respect to which a default might materially and adversely affect its properties, business operations, or financial condition of the Company, except as listed in Schedule 3.3. To the Seller's knowledge, the documents listed on
Schedule 3.3 confer on the Company all rights necessary to enable the Company to conduct its operations as now being conducted.

          Section 3.4  Personal Property.   Attached hereto, made a part hereof
                       ------------------
and marked Schedule 3.4 is a listing of all material tangible assets of the Company, including items specifically described in subparagraphs "a" through "e", organized by subparagraph.

                 (a) All furniture, office equipment and other equipment used in the Company's business operations, all of which are owned by the Company except as listed on Schedule 3.4(a);

                 (b) All rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors and accessories and attachments to the rolling stock used in the Company's business operations together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle, all of which are owned by the Company, except as listed on Schedule 3.4(b);

                 (c) All containers used in the Company's business operations together with information as to container size and year of manufacture, all of which are owned by the Company, except as listed on Schedule 3.4(c);

                 (d) The inventory of parts, tires and accessories owned by the Company shall be maintained through the Closing Date at levels consistent with the Company's past practices;

                 (e) The shop tools owned by the Company shall be maintained through the Closing Date at levels consistent with the Company's past practices;

          The Purchaser acknowledges that the Sellers make no representation or warranty about the condition of any particular items of personal property; provided that Sellers represent and warrant that, in the aggregate, the personal property of the Company is sufficient for the Company to carry on its business as previously conducted.

          Section 3.5  Customers.  Sellers have supplied to Purchaser the name
                       ---------
and address of each customer the Company serves (except for residential customers) together with such information relating to each customer as is contained on the Company's computerized record system, and the information supplied is true, correct, and complete, in all material aspects. Neither the Company nor, to the Sellers' knowledge, any person or party to the any of the customer contracts is in material or knowing default under any of the customer contracts, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company has received no notice that any material customer intends to not renew any contract or otherwise cease or curtail doing business with the Company.

          Section 3.6.  The Property.  The Company has never owned, leased or
                        ------------
otherwise occupied, had an interest in or operated any real property other than the Property and the Pleasant Hall Property, except as listed on Schedule 3.6 attached hereto and incorporated herein by reference. The Partnership has good, marketable and insurable title to the Property except for the Permitted Exceptions.

                 (a) In all material respects, except as set forth in Schedule 3.6(a) attached hereto and incorporated herein, the Property is, and at all times during operation of the landfill and hauling business thereon has been, licensed, permitted and authorized for the operation of such business under all federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Property and the conduct of such business thereon (collectively, the "Applicable Laws").

          (b) To Sellers' knowledge, except as set forth in Schedule 3.6(b) attached hereto and incorporated herein by reference, the Property is usable for its current uses, and the Property can be used by the Company after the Closing to operate such business as is currently operated, without violating any Applicable Law or private restriction, and such uses are legal conforming uses.

          (c) To Seller's knowledge, except as set forth in Schedule 3.6(c) attached hereto and incorporated herein by reference, all activities and operations conducted on the Property, whether by Seller or by third parties, are now being conducted and have always been conducted in compliance with all Applicable Laws.

          (d) The Stockholders, Partnership and Company shall make available on Purchaser's reasonable request all material engineering, geologic and other similar reports, documentation and maps relating to the Property in the possession or control of the Stockholders, the Partnership or the Company which include, without limitation, those materials located at the offices of the following professionals hired by the Company (i) consulting engineers, Martin & Martin, Inc. (Chambersburg); (ii) wetlands consultant, Skelly & Loy, Inc. (Harrisburg), and (iii) hydro-geologist Thomas Earl, Ph.D. of Meiser & Earl, Inc. (State College).

          (e) Except as set forth in Schedule 3.6(e) attached hereto and incorporated herein by reference, neither Sellers nor the Property now is or ever has been involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

          (f) To Sellers' knowledge, there have been no spills, leaks, deposits or other releases into the environment or onto or under the Property of any Hazardous Materials as defined in Schedule 3.6(f) attached hereto or other material environmental conditions other than as disclosed on Schedule 3.6(f).

          (g) No party, other than the Partnership and the Company, has a present or future right to possession of all or any part of the Property, except for any right defined in, under or by any of the Permitted Exceptions.

          (h) To Seller's knowledge, no portion of the Property contains any areas that could be characterized as disturbed, undisturbed or man-made wetlands or as "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or the Pennsylvania Department of Environmental Protection ("DEP") whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals, except as listed on Schedule 3.6(h) attached hereto and incorporated herein by reference.

          (i) There are no mechanic's liens affecting the Property and no work has been performed on the Property within four (4) months of the date hereof for which a mechanic's lien could be filed, except as set forth in Schedule 3.6(i) attached hereto and incorporated herein by reference.

          (j) There are no levied or pending special assessments affecting all or any part of the Property owed to any governmental entity and none is threatened.

          (k) There are no proceedings or amendments pending and brought by or threatened by, any third party which would result in a change in the allowable uses of the Property or which would modify the right of the Company or the Partnership to use the Property for a solid waste landfill after the Closing Date, except as set forth in Schedule 3.6(k) attached hereto and incorporated herein by reference.

    Section 3.7   Title.
                  -----

          (a)  The Company.  The Company has good and marketable title to all of
               -----------
its assets, both real property and personal property, tangible and intangible, including, without limitation, all of the assets reflected on the "Most Recent Balance Sheet" (hereinafter defined), all personal property currently located on its premises, all accounts receivable set forth in Schedule 3.9(c) attached hereto, all items of personal property set forth on Schedule 3.4 hereto, and all trademarks and other intellectual property used in the Company's business, except in each case, the Excluded Assets and that personal property which the Company leases, all of which is listed on Schedule 3.7(a) attached hereto and incorporated herein by reference. All of such assets are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement, agreement regarding or restricting transfer or title retention or other security arrangement, except the items set forth in subparagraphs "(i)" through "(iv)", and the items listed on Schedule 3.7(a) ("Permitted Company Assets Encumbrances"). Schedule 3.7(a) identifies all liens by amount and by the document, instrument or law under which it arises.

                    (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

                   (ii) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation;

                  (iii) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment;

                   (iv) Other liens, charges and encumbrances incidental to the conduct of the business operations or the ownership of the properties which do not exceed $5,000 in the aggregate.

          (b)  The Partnership.  The Partnership has good, marketable and
               ---------------
insurable title to the Property free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement, except for the Permitted Exceptions.

          Section 3.8  Financial Statements.  Sellers have delivered to
                       --------------------
Purchaser true and correct copies of the following financial statements of the Company (the "Financial Statements"):

                (a) Balance Sheets for the Company as of December 31, 1993, as of December 31, 1994 and as of December 31, 1995, and statements of income, cash flow and retained earnings for the same periods, all prepared on a tax basis by Boyer & Ritter, CPA.

                (b) A balance sheet for the Company as of September 30, 1996 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended, September 30, 1996 ("Most Recent Income Statement"), both prepared on a tax basis by the Company. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements."

The Financial Statements have been prepared by the regular accountants of the Company, in accordance with the hybrid "income tax" method of accounting which deviates from generally accepted accounting principles ("GAAP") in certain respects. All notes and contingent labilities required to be stated and reflected under the income tax method are stated and reflected on the Financial Statements. Each of the Financial Statements (including all footnotes thereto) is true, complete and correct in all material respects except that any Financial Statements which are not as of a fiscal year end may be subject to normal recurring year end adjustments made to interim financial information in connection with the preparation of annual financial statements and provided further that Purchaser acknowledges that the Financial Statements reflect the Excluded Assets and the business activities involving the Excluded Assets, and that the Financial Statements of the Company immediately after Closing will not reflect the Excluded Assets and the business activities involving the Excluded Assets. The balance sheets present fairly and accurately the financial condition of the Company as of the dates indicated thereon and the statements of income present fairly and accurately on an income tax basis the results of the operations of the Company for the periods indicated thereon. Since July 1, 1991, when it converted from the cash method to the income tax method of accounting, the Company has not (i) made any material change in its accounting policies or
(ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete). Since the date of the Most Recent Financial Statements, there has not been any material adverse change in the income, expenses, assets, liabilities or financial condition of the Company except for the impact on the financial condition of the Company resulting from the construction of the expansion area and related facilities at the Property.

          Notwithstanding the foregoing, on or prior to Closing, Sellers shall deliver to the Purchaser both: (i) audited Financial Statements for the Company (including balance sheets for the Company and statements of income, cash flow and retained earnings) prepared by the regular accountants of the Company (the "Company's Accountants") in accordance with GAAP for each of the three (3) full fiscal years of the Company immediately preceding Closing (the "Company's Audited Financial Statements"), and (ii) unaudited Financial Statements for the Company (including balance sheets for the Company and statements of income, cash flow and retained earnings) prepared by the Company's Accountants in accordance with GAAP covering each and every full (as of Closing) fiscal quarter of the Company in the Company's fiscal year in which Closing occurs (the "Company's Stub Period Financial Statements").

          Notwithstanding the foregoing, on or prior to Closing, Sellers shall deliver to the Purchaser both: (i) audited Financial Statements for the Partnership (including balance sheets for the Partnership and statements of income, cash flow and retained earnings) prepared by the regular accountants of the Partnership (the "Partnership's Accountants") in accordance with GAAP for each of the three (3) full fiscal years of the Partnership immediately preceding Closing (the "Partnership's Audited Financial Statements"), and (ii) unaudited Financial Statements for the Partnership (including balance sheets for the Partnership and statements of income, cash flow and retained earnings) prepared by the Partnership's Accountants in accordance with GAAP covering each and every full (as of Closing) fiscal quarter of the Partnership in the Partnership's fiscal year in which Closing occurs (the "Partnership's Stub Period Financial Statements").

          The Company's Audited Financial Statements and the Partnership's Audited Financial Statements are sometimes collectively referred to herein as the "Audited Financial Statements". The Company's Stub Period Financial Statements and the Partnership's Stub Period Financial Statements are sometimes collectively referred to herein as the "Stub Period Financial Statements."

          While Sellers' delivery to the Purchaser of the Audited Financial Statements and the Stub Period Financial Statements is a condition to the Purchaser's obligation to proceed to Closing under this Agreement, Purchaser shall waive this condition as a pre-Closing requirement if the Purchaser receives assurances from the Company's Accountants and the Partnership's Accountants, reasonably acceptable to the Purchaser, that the Purchaser will have received the Audited Financial Statements and the Stub Period Financial Statements within thirty (30) days from the date of Closing.

     Section 3.9  Liabilities; Accounts Receivable and Working Capital.
                  ----------------------------------------------------

          (a) The Company does not have any liabilities, fixed or contingent (except for possible contingent liabilities relating to an environmental condition for which no claim by a third party has actually been asserted to Sellers' knowledge), other than:

                  (i) liabilities fully reflected in the Most Recent Balance Sheet;

                  (ii) except as set forth in Schedule 3.9(a)(ii) attached hereto and incorporated herein by reference, liabilities arising since the date of the Most Recent Balance Sheet in the ordinary course of business under contracts or other agreements which were supplied to the Purchaser for review and which are binding on the Company or any of its property or pursuant to which the Company derives any material benefit or has imposed upon it any material detriment, where for purposes of this Section 3.9(a)(ii), a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $25,000 or more; and

                  (iii) liabilities incurred since the date of the Most Recent Balance Sheet created in the ordinary course of business.

          (b) All accounts receivable of the Company less the Bad Accounts Reserve, are valid accounts receivable, and will be fully collectable within 180 days of Closing, subject to the Company exercising collection efforts comparable to those heretofore employed by the Company. All accounts receivable have been generated in the ordinary course of the Company's business and all services required to be rendered for the accounts receivable to be due have been rendered. To Sellers' knowledge, there are no defenses or set-offs to any of the accounts receivable. On the Closing Date, the accounts receivable of the Company shall exceed the accounts payable of the Company.

          (c) The Company's liabilities, and accounts receivable, as of October 31, 1996, are attached hereto, made a part hereof and marked Schedule 3.9(c).
Schedule 3.9(c) gives the aging of each of the liabilities and accounts receivable. Schedule 3.9(c) accurately reflects the books and records of the Company as of the date of Schedule 3.9(c). The Company's liabilities and accounts receivable shall be calculated as of the date of Closing and shall be reconciled no later than sixty (60) days after the date of Closing, pursuant to
Section 1.7(c) hereof.

         Section 3.10  Fiscal Condition of Company.  Since the date of the Most
                        ---------------------------
Recent Balance Sheet, except as set forth on Schedule 3.10, there has not (except as otherwise specifically permitted by this Agreement) been:

          (a) Except that resulting from the construction of the expansion area and related facilities at the Property, any material change in the financial condition, business organization or personnel of the Company or in the relationships of the Company with suppliers, customers or others, other than changes occurring in the ordinary course of business;

          (b) Any disposition by the Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by the Company of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock (this, however, shall not prohibit the partial redemption by the Company at or prior to Closing of certain of the Company's Shares to facilitate the withdrawal of the Excluded Assets from the Company by certain Stockholders);

          (c) Any sale or other disposition of any asset owned by the Company (other than the Excluded Assets) at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business or which individually do not exceed $10,000 or in the aggregate, do not exceed $25,000;

               (d) Any expenditure or commitment by the Company for the acquisition of any single asset having an acquisition price of $50,000 or more, except those relating to the construction of the expansion area and related facilities at the Property;

               (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company, except damage, destruction or loss which does not exceed $50,000 in the aggregate;

               (f) Any bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee which have not been paid prior to the Closing Date;

               (g) Any loans or advances to the Company other than renewals or extensions of existing indebtedness;

               (h)  Any change in accounting method or practice.

          Section 3.11  Tax Returns.  The Company has filed all Federal and
                        -----------
other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company has no liability for taxes incurred by its operations prior to Closing, except for taxes for the current calendar year in an amount not exceeding the reserve therefor on the Most Recent Balance Sheet. The Company is a Subchapter "S" corporation under the Internal Revenue Service Code. Sellers warrant that they will pay with their own funds any and all federal, state and local taxes due and payable by the Company with respect to all periods prior to the Closing, to the extent such taxes exceed the reserves for taxes established on the Company's Most Recent Balance Sheet, including, without limiting the generality of the foregoing, all federal, state and local income, sales, use franchise, excise and property taxes. The reserves for all taxes reflected in the Most Recent Balance Sheet, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Date of Closing and for all prior periods. The Company has filed, and will file, in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date. No federal, state, local or other tax returns or reports filed by the Company (whether filed prior to, on, or after the date hereof), will result in any taxes, assessments, fees or other governmental charges in excess of the amounts reserved for on the Most Recent Balance Sheet. The Company has duly withheld and collected all taxes which the Company is required to withhold or collect by law, has paid over to the proper authorities all such amounts required to be paid, and has in reserve all amounts so withheld or collected which have not yet been required to be paid. No taxing authority has asserted any deficiency for any prior tax period of the Company, and the Sellers are not aware of any facts which would constitute the basis for the assertion of such a deficiency.

          Section 3.12  Policies of Insurance.  All insurance policies,
                        ---------------------
performance bonds, and letters of credit insuring the Company or which the Company has had issued and which has not expired are listed on Schedule 3.12 attached hereto. Schedule 3.12 includes, the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. The Company's current insurance policies, performance bonds and letters of credits are still in force and effect and the premiums thereon are not delinquent. The Company has not received notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. The Company does not have any claim against any of its insurance carriers under any policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

          Section 3.13  Employees, Pensions and, ERISA.
                        -------------------------------

                (a) The Company does not have any contract of employment with an officer or other employee that is not terminable without penalty on notice of two weeks or less, except as listed on Schedule 3.13(a).

                (b) No employee of the Company is represented by any union. The name, social security number and current rate of compensation of each of the Company's employees and department in which each person is employed is listed on
Schedule 3.13(b) attached. There is no pending or threatened dispute between the Company and any of its employees which might materially and adversely affect the continuance of any Company's business operations.

                (c) Attached hereto made a part hereof and marked Schedule 3.13(c) lists all employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated) or to which the Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company.

                (d) The Company has delivered to the Purchaser (i) true and complete copies of all Plan documents and other instruments relating thereto,
(ii) accurate and complete detailed summaries of all oral Plans, (iii) true and complete copies of the most recent financial statements with respect to the Plans, (iv) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (v) all filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

          (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA except as set forth on Schedule 3.13 (e), attached hereto made a part hereof. No Plan is funded through a trust intended to be exempt from tax under
Section 501(c) of the Code.

          (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA. The Company has no unfunded obligations or liabilities with respect to any Plan and the present value of the benefit liabilities of each Plan which is a Pension Plan is less than the fair market value of the assets of such Plan.

          (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, after due inquiry of the Company, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

          (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

          (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

          (j) The Company has no obligations with respect to, and makes no contributions to, any Multi-Employer Pension Plan.

      Section 3.14  Legality of Operation.  In regard to the Company, to the
                    ---------------------
Sellers' knowledge:

          (a) Except as listed in Schedule 3.14(a) attached hereto and incorporated herein by reference, the Company has operated from the Company's inception and will continue to operate to the Closing Date in compliance with all Federal, state and local laws, rules, pronouncements and regulations ("Law"); permits; franchises; licenses; and orders, as applicable to it and its property and operations, including, without limitation, any order, decree, directive or pronouncement of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, any environmental law, land use Law, federal, state and local permits, orders, franchises and consents, and payroll, employment, labor, anti-trust, fair competition and safety Laws; and, there are no claims, actions, suits or proceedings pending, or threatened against or affecting Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in any adverse change of $10,000 or greater in the financial condition or business of Company or which would question the validity or propriety of this Agreement or of any action taken or to be in accordance with or in connection with this Agreement. The Company has not transported, stored, treated or disposed, nor has allowed third persons to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); or any similar federal or state statute; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and it has not disposed, nor has it knowingly allowed third parties to dispose of waste upon property owned or leased by the Company other than as permitted by, and in conformity with, applicable Law. The Company has not received notification of any past or present failure by the Company to comply with any law, permits, franchises, licenses or orders applicable to it or its assets. Without limiting the generality of the foregoing, the Company has not received any notification (including requests for information directed to the Company or an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. The Company has not received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute.
                  -- ---

          (b) Except as listed in Schedule 3.14(b) attached hereto and incorporated herein by reference, the Company has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility except for the facility located at the Property. The Company has obtained and maintained, when required to do so under applicable Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Company. No employee, contractor or agent of the Company has, in the course and scope of employment with the Company, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Company under CERCLA, any comparable Pennsylvania, statute or other applicable Law, and no facts or circumstances exist which would give rise to the same.

          (c) Attached hereto as Schedule 3.14(c) is a list of all Notice of Violations issued to the Company by any federal, state or local regulatory agency. There are no notices of violation either from a federal, state or local authority received by the Company or outstanding, except as listed in Schedule 3.14(c).

          (d) The Company is not under investigation by any District Attorney or similar state or local official or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust. No facts or circumstances exist which would cause the Company to be liable for the violation of any Laws including, without limitation, racketeering, unfair competition, or anti-trust.

          (e) Except as set forth in Schedule 3.14(e), all licenses, approvals, permits and certificates ("Government Authorizations") needed or required for the operation of the Company's business are set forth on Schedule 3.3. All such Government Approvals are in full force and effect, the Company is in compliance with all such Government Approvals, and all such Government Approvals have been validly and legally obtained by the Company.

      Section 3.15.  Corrupt Practices.  To the Seller's knowledge, the Company
                     -----------------
has not made, offered or agreed to offer anything of value to any employees of any customers of the Company for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Company otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

      Section 3.16  Legal Compliance.  Except as listed in Schedule 3.16
                    ----------------
attached hereto and incorporated herein, the Sellers and the Partnership have the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection with the transactions contemplated by this Agreement, except for any consent or approval of the Pennsylvania Department of Environmental Protection which may be required in relation to the Company's permit to operate a landfill. Notwithstanding the foregoing, the Sellers make no warranty or representation as to whether there has been compliance with any Hart Scott Rodino requirement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary Partnership action of the partners of the Partnership. The execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

               (a) Any charter, by-law, agreement or other document to which the Company is a party or by which the Company or the Partnership, or any of their property is bound; or

               (b) Any decree, order or rule of any court of governmental authority which is binding on the Company or the Partnership or on the property of the Company or the Partnership.

          Section 3.17  Transaction Intermediaries.  No agent or broker or other
                        --------------------------
person acting pursuant to the authority of the Company, the Partnership or any of the Sellers is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

          Section 3.18  Intellectual Property.  To the Sellers' knowledge, the
                        ---------------------
Company has not infringed and is not now infringing, on any trade name, trademark, service mark, copyright, trade secret or patent belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Company.

          Section 3.19   Competition.  No salaried officer, or employee of the
                         -----------
Company, nor any spouse, child or other relative of any of them, has any direct or indirect interest in any competitor of the Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business which interest adversely or materially affects the business of the Company, excepting only those investments of not more than five percent of the capital stock of a business, the stock of which is traded on a national securities exchange or over-the-counter, where such investments are set forth on Schedule 3.19 attached hereto and incorporated herein by reference.

          Section 3.20  Disclosure.  Neither the representations and warranties
                        ----------
of the Sellers contained in this Agreement nor any information contained in any Exhibit or Schedule or other document delivered by the Sellers, the Company or the Partnership to Purchaser contains any untrue statement of a material fact, or, to Sellers' knowledge, omits to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. No investigation conducted by the Purchaser shall be deemed to limit or vitiate in any way the effect of the representations and warranties made herein, however, Purchaser shall disclose in writing to Sellers at or prior to Closing any representation or warranty which Purchaser shall have found to be untrue or incorrect.

          Section 3.21  Continuation of Legal Status.  To Seller's knowledge, no
                        ----------------------------
written agreement between the Company and any third party shall be impaired or in any way limited by the transactions contemplated by this Agreement.

          Section 3.22  Litigation.  All pending or, to Sellers' knowledge,
                        ----------
threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving the Company, the Partnership or either of their assets, liabilities or the Company Shares and a description of all such proceedings is set forth on Schedule 3.22 attached. There is no pending or, to Sellers' knowledge, threatened litigation, administrative or judicial proceedings or investigation involving the Company, the Partnership, or their assets, liabilities or the Company Shares, except as listed on Schedule 3.22.

          Section 3.23  Bin Stability Requirements (15 U.S.C. 2051, et. seq.)
                        -----------------------------------------------------
All containers of the Company are in compliance with the bin stability requirements of the Consumer Product Safety Act, 15 U.S.C. 2051 et. seq.


                                   ARTICLE IV

                  Representations and Warranties of Purchaser
                  -------------------------------------------

          Purchaser represents and warrants to the Sellers that the representations and warranties contained in this Article IV are true on the date hereof and shall be true on the Closing Date.

          Section 4.1  Structure.  Purchaser is a corporation duly organized and
                       ---------
legally existing in good standing under the laws of Delaware.

          Section 4.2  Authorization to Proceed with this Agreement.  Purchaser
                       --------------------------------------------
has, by proper corporate proceedings, duly authorized the execution, delivery and performance of this Agreement.

          Section 4.3  Absence of Intermediaries.  No agent, broker, or other
                       -------------------------
person acting pursuant to Purchaser's authority will be entitled to make any claim against the Company or against the Sellers for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

          Section 4.4  Public Reports.  Purchaser has delivered to Sellers
                       --------------
current (for the quarter ending June 30, 1996) and historical filings made by Purchaser on Forms 10-K and 10-Q timely filed with the Securities and Exchange Commission. Such filings accurately and completely described, in all material respects, Purchaser's financial status, business operations and prospects as of the date of such filings, do not contain a misstatement of material fact(s) and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

                                   ARTICLE V

                        Additional Agreements of Sellers
                        --------------------------------

          The Sellers covenant and agree with Purchaser as follows:

     Section 5.1     Restrictions on Transfer of Unregistered Stock. The
                     ----------------------------------------------
Consideration Stock delivered to Sellers at Closing will not be registered under the Securities Act of 1993 (the "Act"), and the Sellers understand and agree that the following restrictions and limitations are applicable to the Seller's purchase and resale or other transfer of the Consideration Stock, pursuant to the Act. Under Section 6.2, Purchaser is obligated to have the Consideration Stock registered under the Act after Closing.

          (a) Sellers agree that the Consideration Stock and common stock issuable upon exercise of the Warrant shall not be sold or otherwise transferred, unless the Consideration Stock is registered under the Act and state securities laws or is exempt therefrom.

          (b) Until the Consideration Stock is registered under the Act, a legend in substantially the following form will be placed on the certificates evidencing the Consideration Stock and any common stock issued upon exercise of the Warrant:

          The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Eastern Environmental Services, Inc. shall have been furnished with an opinion of counsel, satisfactory to counsel for Eastern Environmental Services, Inc., that registration is not required under any such acts.

          (c) Stop transfer instructions will be imposed with respect to the Consideration Stock issued to Sellers pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Section 5.1.

     Section 5.2    Access to Records and the Property.  The Sellers will cause
                    ----------------------------------
the Company to give to Purchaser and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties (including the Property), assets, books, contracts, documents, records, contracts and customer lists of the Company, and to make available to Purchaser and its representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of the Company that Purchaser may reasonably request. Purchaser and its representatives shall have the right to copy any information or documentation the Purchaser is entitled to inspect under this Section 5.2. Notwithstanding the foregoing, all the foregoing access shall be scheduled exclusively through Karen Bender and shall be conducted off site, to the extent reasonably practicable (which the Sellers understand cannot be done with respect to the Purchaser's physical inspection of the Property), so as to preserve confidentiality.

     Section 5.3    Continuation of Business.  The Sellers will operate the
                    ------------------------
Company until the time of Closing, using prudent business judgment so as to preserve its business organization intact, to assure, to the extent possible, the availability to Purchaser of the present key employees of the Company, and to preserve for Purchaser the relationships of the Company with suppliers, customers, and others, all to the end that every bona fide effort be made that
                                                 ---- ----
the ongoing business of the Company will not be impaired at the time of Closing.

     Section 5.4    Continuation of Insurances.  The Sellers will cause the
                    --------------------------
Company to keep in existence all policies of insurance insuring the Company against liability and property damage, fire and other casualty through the time of Closing.

     Section 5.5    Standstill Agreement.  Unless and until this Agreement is
                    --------------------
terminated without the Closing having taken place, the Company and the Sellers will not directly or indirectly solicit offers for the Property, the Company Shares or the assets of the Company or for a merger or consolidation involving the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger, consolidation or other combination or acquiring any of Company' assets; nor will the Sellers permit the Company to do any of the foregoing.

     Section 5.6    Closing Costs on Sale of Property.  Closing costs relating
                    ---------------------------------
to the sale of the Property shall be apportioned between Purchaser and Sellers in accordance with Schedule 5.6 attached hereto. Seller shall pay all sums required under such Schedule at Closing.

     Section 5.7    FIRPTA Certificate.  Purchaser and Partnership acknowledge
                    ------------------
that the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchaser in certain circumstances to withhold ten percent (10%) of the amount realized by the Purchaser. Among other circumstances, Purchaser is not required to withhold said amount if Partnership furnishes Purchaser with a certificate stating the Partnership's U.S. Taxpayer Identification Number and that the Partnership is not a foreign person within the meaning of the Code. Partnership agrees to provide to Purchaser at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

                                  ARTICLE VI


                      Additional Agreements of Purchaser.
                      -----------------------------------

     Section 6.1    Payment of Expenses.  Purchaser will pay all expenses
                    -------------------
(including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. The Sellers will pay all expenses incurred by the Sellers (including legal fees) in connection with the negotiation, execution and performance of this Agreement. If the Sellers pay any or all of such expenses with funds of the Company prior to the Closing, the effect thereof shall be to decrease the Company's current assets, thereby decreasing the Purchase Price by a concomitant amount, pursuant to Section 1.7(b)(i) hereof. Additionally, the cost of preparing the Audited Financial Statements and the Stub Period Financial Statements shall be borne equally between the Purchaser and the Sellers. If the Sellers pay any or all of their one-half portion of the cost thereof with funds of the Company prior to Closing, the effect thereof shall be to decrease the Company's current assets, thereby decreasing the Purchase Price by a concomitant amount pursuant to Section 1.7(b)(i) hereof. The obligation of Purchaser and Sellers to split equally the cost of preparing the Audited Financial Statements and the Stub Period Financial Statements shall survive Closing and Purchaser and Sellers agree to indemnify, defend and hold each other harmless from and against any claim made by any third party for the other's one-half share.

       Section 6.2  Registration Rights.
                    -------------------

          (a) If the Consideration Stock delivered at Closing is not registered under the Act, and the parties contemplate that it will not be, then, within one hundred twenty (120) days of the Closing Date, Purchaser shall file a registration statement to register the Consideration Stock and the common stock issuable upon exercise of the Warrants ("Unregistered Stock") under the Act for sale to the public pursuant to a "shelf registration" under Rule 415 of the Act. Purchaser will give written notice to the Sellers of the "shelf" registration at least 15 days before the registration statement is filed. After receiving the notice of the "shelf" registration, each of the Sellers which received Unregistered Stock will advise Purchaser in writing of the intended method of disposition of the Unregistered Stock to be registered. Notwithstanding anything in this Section, the Purchaser's obligation to file the shelf registration and/or keep the shelf registration continuously effective shall be suspended, for any period that there exists material, non-public information relating to Purchaser.

          (b) With respect to the registration of the Unregistered Stock, Purchaser will, as expeditiously as possible: (i) furnish to the Sellers a prospectus, including copies of a preliminary prospectus, prepared in conformity with the requirements of the Act, and such other documents, as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Sellers; and (ii) before filing the registration statement, prospectus or amendments or supplements thereto, furnish to counsel for Sellers copies of all such documents proposed to be filed.

          (c) Upon any registration under the Act of any of the Unregistered Stock, Purchaser shall indemnify Seller in accordance with the provisions of
Article IX hereof from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which Sellers may become subject under the Act, any state securities or "blue sky" law, any other statute or at common law, insofar as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the above, Purchaser shall not be liable to Sellers if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Purchaser by Sellers which is stated in writing to be specifically intended for such use; and provided further, that Purchaser shall not be required to indemnify Sellers against (i) any Security Liability which arises out of the failure of Sellers to deliver, or cause to be delivered, a prospectus as required by the Act or (ii) any Security Liability arising from any untrue or misleading statement contained in or omission from any preliminary prospectus, if such deficiency is corrected in the final prospectus.

          (d) All expenses incurred in effecting the registrations provided for in this Section 6.2 shall be paid by Purchaser, including, without limitation, all registration and filing fees, reasonable printing expenses, fees and disbursements of counsel for Purchaser, fees and disbursement of counsel for Sellers (up to $2,000 per year), underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of Purchaser's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

     Section 6.3    Closing Costs on Sale of Property.  Closing costs relating
                    ---------------------------------
to the sale of the Property shall be apportioned between Purchaser and Sellers in accordance with Schedule 5.6 attached hereto. Purchaser shall pay all sums required under such Schedule at Closing.

     Section 6.4    Condition of Property and Company Assets.  Purchaser agrees
                    -----------------------------------------
that, except as expressly otherwise provided herein, the tangible Company Assets and the Property are being sold to Purchaser in an "as is" condition without warranty or representation as to their condition.

     Section 6.5    Books and Records.  From the Closing Date to six years after
                    -----------------
the Closing Date, the Purchaser shall allow the Sellers and their professional advisers access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date which were delivered to the Purchaser in accordance with Section 1.9(h) of this Agreement ("Records") where the Shareholders or Sellers require access to the Records for the purpose of preparing their tax returns, responding to any audit or informational request regarding their tax returns or if required by them for use in a judicial proceeding in which they are a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Sellers shall have the right, at their own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business. For a period of six years after the Closing Date, the Purchaser shall not dispose of or destroy any material Records without first providing written notice to the Sellers at least 30 days prior to the proposed date of such disposition or destruction.

                                  ARTICLE VII

                            Conditions of Purchaser
                            -----------------------

     The Obligations of Purchaser to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing:

     Section 7.1    Compliance by Sellers.  The Sellers and the Company shall
                    ---------------------
have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by the Sellers and Company at
or prior to the Closing Date.   All representations and warranties of Sellers
contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement.

     Section 7.2    Due Diligence Investigation.  As a condition of Closing, the
                    ---------------------------
Purchaser shall be satisfied with the results of the due diligence investigation it has made concerning the Company and the transactions, as set forth in this Agreement.

     Section 7.3    Litigation Affecting This Transaction.  There shall be no
                    -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Property, the Company or the business the Company operates or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Board of Directors of Purchaser, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.4  This section has intentionally been left blank.

     Section 7.5    Fiscal Condition of Business.  There shall have been no
                    ----------------------------
material adverse change in the results of operations, financial condition or business of the Company, and the Company shall have not suffered any material loss or damage or any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

     Section 7.6    Governmental Approvals.  Purchaser and the Company will have
                    ----------------------
advised the DEP of the Purchaser becoming the sole shareholder of the Company and the DEP shall not have objected to the change of control and shall have substituted the Company's compliance history with the compliance history of the Purchaser. While both the Sellers and the Purchaser shall cooperate with each other in this process, the Purchaser shall pay the cost thereof.

     Section 7.7    Accounts Receivable To Equal or Exceed Accounts Payable.  On
                    -------------------------------------------------------
the Closing Date, the dollar amount of the Company's accounts receivable shall equal or exceed the dollar amount of the Company's accounts payable.

                                  ARTICLE VIII

                             Conditions of Sellers
                             ---------------------

     The obligations of the Sellers to transfer the Company Shares and to convey the Property in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

     Section 8.1    Compliance by Purchaser.  The Purchaser shall have performed
                    -----------------------
and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by it at or prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement.

     Section 8.2   Litigation Affecting This Transaction.  There shall be no
                   -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Company or the business the Company operates which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

                                  ARTICLE IX

                                Indemnification
                                ---------------

     Section 9.1.   Scope of Mutual Indemnification.
                    -------------------------------

     Purchaser hereby agrees to hold harmless and indemnify Sellers and Sellers hereby agree (jointly and severally) to hold harmless and indemnify Purchaser (and its successors and assigns) from and against any debt, claim, demand, action, loss, liability, damage, judgment or cost and expense, including without limitation, reasonable attorneys' fees and expenses (hereinafter collectively referred to as "Losses"), resulting from or arising out of:

           (i) Any breach or inaccuracy of any representation or warranty, nonperformance of any agreement, covenant, promise or obligation, on the part of the indemnifying party contained in this Agreement.

          (ii) All actions, judgments, awards, claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing.

     Section 9.2.   Scope of Purchaser Indemnification.
                    ----------------------------------

     Purchaser hereby holds harmless and indemnifies Sellers, their heirs, executors, personal representatives, successors and assigns, from and against any Losses incurred by Sellers or any of them in connection therewith, by reason of, based upon, arising out of, or caused by any of the following, except to the extent same result from, arise out of, are caused by or relate to any breach or inaccuracy of any representation, warrant, non-performance of any agreement, covenant, promise or obligation of the Sellers, or any one of them, contained in this Agreement:

           (i) Any obligation of Company incurred before, on or after the Closing Date;

          (ii) Any obligation or liability of Sellers incurred by reason of, based upon, arising out of or caused by the ownership or condition of the Property (including, without limitation, any condition that constitutes a violation or alleged violation of any Environmental Law);

         (iii) Any act, omission or other thing relating to the operation of Company occurring before, on or after the Closing Date (including, without limitation, any such act, omission or other thing that constitutes a violation or alleged violation of any Law).

     Section 9.3.   Limitation on Sellers' Indemnification
                    --------------------------------------

     Except for Sellers obligation to pay adjustments to the Purchase Price and the Accounts Receivable Adjustment, as set forth in Section 1.7(c) which obligations shall not be limited, all of Sellers' other obligations under
Section 9.1, notwithstanding anything to the contrary in this Agreement, shall apply only to the extent the amount Sellers would otherwise have to pay Purchaser under Section 9.1 exceeds $200,000. Additionally, in no event shall the amount which Sellers are obligated to pay the Purchaser under Section 9.1 in the aggregate exceed seventy-five percent (75%) of the Purchase Price, as adjusted pursuant to Section 1.7(c) hereof, except that such limitation shall not apply to any loss, damage or claim, otherwise covered under Sellers' indemnification contained in Section 9.1 and caused by Sellers' proven fraud or wilful misrepresentation.

     Section 9.4.   Procedure for Indemnification with Respect to Third Party
                    ---------------------------------------------------------
Claims
------

          (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the
Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld).

          (d) If the conditions set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     Section 9.5.   Procedure for Non-Third Party Claims.  If Purchaser or
     -----------    ------------------------------------
Sellers wish to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification in accordance with the notice provisions of Section 10.6 hereof ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or
Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is deemed to have been given and effective pursuant to Section 10.6 hereof, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within thirty days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have. If the Indemnified Party is the Purchaser, Purchaser may offset the amount of the Indemnification Demand against the Purchase Price, to the extent any of it remains unpaid.

     Section 9.6.   Survival of Claim.  Notwithstanding the provisions of
     -----------    -----------------
Section 10.1, if, within the period specified in Section 10.1, notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

                                   ARTICLE X

                                Other Provisions
                                ----------------

     Section 10.1   Survival of Warranties.  All of the respective
                    ----------------------
representations and warranties of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement for a period of eighteen (18) months from the Closing Date, except for the warranties and representations of Sellers contained in Section 3.11 which shall survive for the applicable statute of limitations.

     Section 10.2   Nondisclosure.  The existing non-disclosure letter among the
                    -------------
parties, a copy of which is attached hereto as Schedule 10.2, shall remain in full force and effect.

       Section 10.3 Assignment; Binding Effect; Amendment.  This Agreement and
                    -------------------------------------
the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 10.4   Entire Agreement.  This Agreement, is the final, complete
                    ----------------
and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 10.5   Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 10.6   Notices.  All notices or other communications required or
                    -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

          (a)  If to Purchaser, addressed to it at:

                  Eastern Environmental Services, Inc.
                  1000 Crawford Place, Suite 101
                  Mount Laurel, New Jersey 08054

                  with a copy to:

                  Robert M. Kramer & Assoc., P.C.
                  1150 First Avenue, Suite 900
                  King of Prussia, PA 19406

          (b)     If to Sellers, addressed to
                  Sellers' Representative as set forth on
                  Schedule 10.6(b) attached.

                  with a copy to:

                  Richard W. Stevenson, Esquire
                  McNees, Wallace & Nurick
                  P.O. Box 1166
                  100 Pine Street
                  Harrisburg, PA  17108-1166


Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     Section 10.7   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

     Section 10.8   No Waiver.  No delay of or omission in the exercise of any
                    ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 10.9   Time of the Essence.  Time is of the essence of this
                    -------------------
Agreement as well as all dates referred to herein and extensions thereof.

     Section 10.10  Captions.  The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 10.11  Severability.  In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 10.12  Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" means included, without limitation.

     Section 10.13  Extension or Waiver of Performance.  Either the Seller or
                    -----------------------------------
Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Sellers and the Purchaser.

     Section 10.14  Liabilities of Third Parties.  Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 10.15  Agreement Not Binding Until Fully Executed.  This Agreement
                    ------------------------------------------
shall not be binding on any party hereto until the Agreement has been fully executed.

     Section 10.16  Stockholders' Representative.  Each Seller hereby
                    ----------------------------
irrevocably constitutes and appoints Karen L. Bender (together with her permitted successor hereunder, the "Sellers' Representative"), as such Seller's true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated hereunder, to exercise all or any of the powers, authority and discretion conferred on such Seller hereunder, to receive payment of such Seller's allocable portion of the cash consideration on behalf of such Seller, to give and receive notices on such Seller's behalf and to represent such Seller with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement, including the defense, appeal or settlement of any claim, action or proceeding for which such Seller may be obligated to indemnify any person pursuant to this Agreement or which may be brought by the Purchaser against such Seller to enforce such indemnity, and the Sellers' Representative hereby agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. Each Seller hereby ratifies and confirms, and hereby agrees to ratify and confirm, any action taken by the Sellers' Representative in the exercise of the power of attorney granted to the Sellers' Representative pursuant to this Section, which power of attorney, being coupled with an interest, is irrevocable and shall survive the death, incapacity or incompetence of such Seller. If the Sellers' Representative shall be unable to serve in such capacity, each Seller hereby agrees that her successor shall be Jeffrey L. Bender.

     Notwithstanding the appointment of the Sellers' Representative as the Sellers' attorney-in-fact, as aforesaid, it is expressly understood and agreed that the Purchaser shall be entitled to delivery at Closing of the following documents, pursuant to Section 1.9 hereof, executed by the appropriate one or ones of the Sellers and not Sellers' Representative:

          a)  The Endorsed Certificates or Stock Powers; and

          b)  The Deed.

     It is also understood and agreed that all of the Sellers will execute this Agreement themselves and not through the Sellers' Representative.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                           STOCKHOLDERS

WITNESS:

/s/  Richard W. Stevenson                        /s/  Richard G. Bender, Sr.
---------------------------------                ----------------------------
                                           RICHARD G. BENDER, SR.
WITNESS:

/s/  Richard W. Stevenson                        /s/  Alice L. Fields Bender
---------------------------------                ----------------------------
                                           ALICE L. FIELDS BENDER
WITNESS:

/s/  Richard W. Stevenson                        /s/  Richard G. Bender, Jr.
---------------------------------                ----------------------------
                                           RICHARD G. BENDER, JR.
WITNESS:

/s/  Richard W. Stevenson                        /s/  Karen L. Bender
---------------------------------                ----------------------------
                                           KAREN L. BENDER
WITNESS:

/s/  Richard W. Stevenson                        /s/ Teresa A. Bender Miller
---------------------------------                ----------------------------
                                           TERESA A. BENDER MILLER
WITNESS:

/s/  Richard W. Stevenson                        /s/ Lynetta K. Bender Mowery
---------------------------------                ----------------------------
                                           LYNETTA K. BENDER MOWERY
WITNESS:

/s/  Richard W. Stevenson                        /s/ Stephen R. Bender
---------------------------------                ----------------------------
                                           STEPHEN R. BENDER
WITNESS:

/s/  Richard W. Stevenson                        /s/ Jeffrey L. Bender
---------------------------------                ----------------------------
                                           JEFFREY L. BENDER
WITNESS:

/s/  Richard W. Stevenson                        /s/ Douglas R. Bender
---------------------------------                ----------------------------
                                           DOUGLAS R. BENDER

                        [Signatures Continued Next Page]

                                    PARTNERSHIP

                                    R&A BENDER PROPERTY, LTD.,
                                    a Pennsylvania Limited Partnership,
                                    by its General Partner


ATTEST:  CORPORATE SEAL             R&A Bender Sanitary Landfill, Inc.


/s/ Karen L. Bender, Secretary      By: /s/ Richard G. Bender, President
-------------------------------        --------------------------------------



                                    PURCHASER

ATTEST:  CORPORATE SEAL             EASTERN ENVIRONMENTAL SERVICES, INC.


/s/ Robert Kramer, Vice Pres.       By: /s/  Louis D. Paolino, Jr., President
--------------------------------       --------------------------------------

                                       38